SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549





                                   FORM 8-K/A



                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                       Securities and Exchange Commission



                Date of Report (Date of earliest event reported)
                                December 18, 1997


                               HOWELL CORPORATION
             (Exact name of registrant as specified in its charter)



               DELAWARE              1-8704            74-1223027
            (State or other       (Commission        (IRS Employer
            jurisdiction of        File Number)    Identification No.)
            incorporation)


                  1111 Fannin, Suite 1500, Houston, Texas 77002
                    (Address of principal office) (Zip Code)



Registrant's telephone number, including area code: (713) 658-4000

Item 7.    Financial Statements and Exhibits.

      (a)  Financial statements of businesses acquired.

           Historical Statement of Revenues and Direct Operating Expenses for the Nine Months Ended September 30, 1997 and 1996 (unaudited) and for the Years Ended December 31, 1996, 1995 and 1994.

           Supplementary Financial Information for Oil and Gas Producing Activities (unaudited).

      (b)  Pro forma financial information.

           Pro Forma Condensed Consolidated Balance Sheet (unaudited) of Howell Corporation as of September 30, 1997.

           Pro Forma Condensed Consolidated Statements of Earnings (unaudited) of Howell Corporation for the nine months ended September 30, 1997 and for the fiscal year ended December 31, 1996.

      (c)  Exhibits.

           2 Purchase and Sale Agreement dated November 20, 1997 between Howell Petroleum Corporation and Amoco Production Company (previously filed).

           23 Consent of Independent Accountants concerning incorporation by reference in Howell's Registration Statement on Form S-8 (filed herewith).

           99.1 Credit   Agreement  dated  December  17,  1997  between  Howell
                Petroleum Corporation and Bank of Montreal (previously filed).

           99.2 Guaranty Agreement dated December 17, 1997 between Howell Corporation and Bank of Montreal (previously filed).

                                  SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    HOWELL CORPORATION


Date: March 3, 1998                 By:/s/ ROBERT T. MOFFETT
                                       -------------------------
                                       Robert T. Moffett
                                       Vice President

                  Report of Independent Accountants


February 27, 1998

To the Board of Directors of
Howell Corporation


We have audited the accompanying historical statement of revenues and direct operating expenses of the Oil and Gas Properties Acquisition for the years ended December 31, 1996, 1995 and 1994. This statement is the responsibility of the management of the owner of the Properties. Our responsibility is to express an opinion on this statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the statement. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statement, as described in Note 1, was prepared for the purpose of complying with certain rules and regulations of the Securities and Exchange Commission for inclusion in Form 8-K which will be filed by Howell Corporation. It is not intended to be a complete presentation of the financial condition, operations and cash flows of the Properties.

In our opinion, the statement referred to in the first paragraph of this report presents fairly, in all material respects, the revenues and direct operating expenses of the Properties as described in
Note 1 for the years ended December 31, 1996, 1995 and 1994, in conformity with generally accepted accounting principles.

As described in Note 2 to the statement, these properties had significant transactions with related parties.





PRICE WATERHOUSE LLP

Chicago, Illinois

Oil and Gas Properties Acquisition
Historical Statement of Revenues and Direct Operating Expenses
Years Ended December 31, 1996, 1995 and 1994 and
  Unaudited Nine Months Ended September 30, 1997 and 1996
--------------------------------------------------------------------------------

 (in thousands)                  For the nine
                                 months ended            For the years ended
                                 September 30,              December 31,
                            --------------------  ------------------------------
                                1997       1996       1996      1995       1994
                           (unaudited)(unaudited)
Revenues:
 Crude oil and condensate   $  33,691   $ 37,906  $  52,498  $ 44,353  $  43,042
 Natural gas liquids              636        528        761       833      1,171
 Natural gas                    1,736        999      2,484     1,834      2,759
 Plant and gathering income     4,235      3,598      5,435     4,076      6,409
                            ---------  ---------  ---------  --------  ---------
      Total                    40,298     43,031     61,178    51,096     53,381
                            ---------  ---------  ---------  --------  ---------
Direct operating expenses:
 Well operating expense        11,037     11,505     15,834    17,058     16,094
 Production taxes               3,647      5,593      6,445     5,675      7,297
 Facility and plant expense     1,792      2,042      2,591     2,642      5,393
 Repair well expense              240        543        816     1,049        949
 Other expense                     33         56         68        42        178
                            ---------  ---------  ---------  --------  ---------
      Total                    16,749     19,739     25,754    26,466     29,911
                            ---------  ---------  ---------  --------  ---------

Revenues in excess of direct
 operating expenses         $  23,549  $  23,292  $  35,424    24,630  $  23,470
                            ---------  ---------  ---------  --------  ---------






  The accompanying notes are an integral part of this financial statement.

Oil and Gas Properties Acquisition
Notes to Historical Financial Statement of Revenues and
  Direct Operating Expenses
December 31, 1996, 1995 and 1994 and
  Unaudited September 30, 1997 and 1996
--------------------------------------------------------------------------------


1.    Basis of Presentation and Significant Accounting Policies

      On November 20, 1997, Howell Petroleum Corporation, a wholly-owned subsidiary of Howell Corporation ("Howell"), entered into a Purchase and Sale Agreement (the "Agreement") with a major oil company (the "Oil Company") to acquire the interests in certain producing oil and gas properties (the "Properties") which are located in Wyoming, Montana, Colorado and North Dakota as described in Exhibit A to the Agreement.

      The accompanying statement of revenues and direct operating expenses ("Statement") was prepared from the historical accounting records of the Oil Company which are prepared on the accrual basis and the successful efforts method of accounting for oil and gas activities, in accordance with generally accepted accounting principles.

      Complete financial statements, including a balance sheet, are not presented as the Properties were not maintained as a separate business unit and assets, liabilities or indirect operating costs applicable to the Properties were not segregated. It is not practicable to identify all assets, liabilities or indirect operating costs applicable to the Properties.

      Oil revenues and associated direct operating expenses relate to the net revenue interest and net working interest, respectively, in the Properties. With respect to gas sales, the sales method is used for recording revenues. Under this approach, each party recognizes revenue based on sales actually made regardless of its proportionate share of the related production. Gas imbalances related to production on the Properties do not have a material impact on the Statement. The Statement does not include general and administrative expenses, interest, or provisions for depreciation, depletion and amortization and dismantlement costs, or for taxes on income.

      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenues and direct operating expenses during the reporting period. Actual results could differ from those estimates.

2.    Related Party Transactions

      The Oil Company was the operator of and purchased a significant portion of production from the Properties based on the Oil Company's posted prices which represent the published prices that the Oil Company will pay for production at the point of delivery.

3.    Commitments and Contingencies

      In the course of its business affairs and operations, the owner of the Properties is subject to possible loss contingencies arising from government, environmental and health and safety laws and regulations and third-party litigation. There are no matters which, in the opinion of management, will have a material adverse effect on the financial results of the Properties.

Oil and Gas Properties Acquisition
Supplementary Financial Information for Oil and Gas
  Producing Activities (Unaudited)
December 31, 1996, 1995 and 1994
--------------------------------------------------------------------------------

Estimated Quantities of Proved Oil and Gas Reserves
In the absence of relevant detailed information from the Oil Company, reserve information presented below is based on Howell management's estimate of proved reserves at December 31, 1997, adjusted for historical production from January 1, 1994 to December 31, 1997.

Proved reserves are estimated quantities of crude oil, including natural gas liquids, and natural gas which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions. Proved developed reserves are those which are expected to be recovered through existing wells with existing equipment and operating methods. Below are the net quantities of proved reserves and proved developed reserves for the
Properties:

                                                     Oil        Gas
                                                   (Mbbls)     (Mmcf)

         Proved reserves at December 31, 1993       46,151     28,358
         Production                                  3,115      1,822
                                                  ---------  ---------
         Proved reserves at December 31, 1994       43,036     26,536
         Production                                  2,936      1,553
                                                  ---------  ---------
         Proved reserves at December 31, 1995       40,100     24,983
         Production                                  2,711      1,834
                                                  ---------  ---------
         Proved reserves at December 31, 1996       37,389     23,149
                                                  ---------  ---------

         Proved developed reserves at:
           December 31, 1994                        42,542     26,536
                                                  ---------  ---------
           December 31, 1995                        39,606     24,983
                                                  ---------  ---------
           December 31, 1996                        36,895     23,149
                                                  ---------  ---------



Standardized Measure of Discounted Future Net Cash Flows Relating to Proved Oil and Gas Reserves
The "Standardized Measure of Discounted Future Net Cash Flows Relating to the Proved Oil and Gas Reserves" (Standardized Measure) has been prepared in accordance with Statement of Financial Accounting Standards No. 69. The Standardized Measure does not purport to present the fair market value of the proved oil and gas reserves. This would require consideration of expected future economic and operating conditions, which are not taken into account in calculating the Standardized Measure.

The amounts shown are based on prices and costs at the end of each period and a ten percent annual discount factor. No deduction has been made for depletion, depreciation or any indirect costs such as general corporate overhead or interest expense.

Oil and Gas Properties Acquisition
Supplementary Financial Information for Oil and Gas
  Producing Activities (Unaudited)
December 31, 1996, 1995 and 1994
--------------------------------------------------------------------------------
Set forth below is the Standardized Measure (before income taxes) relating to proved oil and gas reserves at:


      (in thousands)                                        December 31,
                                                  ------------------------------
                                                     1996       1995      1994

      Future cash inflows                         $ 879,146  $ 659,435 $ 611,957
      Future production and development costs       330,278    328,157   310,372
                                                  ---------  --------- ---------
      Future net cash inflows                       548,868    331,278   301,585
      Ten percent annual discount                   252,080    152,147   138,510
                                                  ---------  --------- ---------

      Standardized Measure (before income taxes)
        of discounted future net cash flows       $ 296,788  $ 179,131 $ 163,075
                                                  ---------  --------- ---------


The Standardized Measure of discounted future net cash flows is based on the following oil and gas prices at:


                                                          December 31,
                                                   -------------------------
                                                     1996     1995     1994

      Oil (per Bbl)                                $ 21.59  $ 15.53  $ 13.67
      Gas (per Mcf)                                   3.10     1.47     0.89


In the absence of relevant detailed information on realizations from the Oil Company, these prices represent year-end spot prices for WTI crude oil and pipeline nomination prices for gas delivered at Henry Hub, both adjusted for estimated differentials to reflect realizations in the areas of production.

The following is an analysis of the changes in the Standardized Measure (before income taxes):


      (in thousands)                              1996        1995        1994

      Balance at January 1                   $  179,131   $ 163,075   $ 133,254

      Changes resulting from:
       Sales, net of production costs           (32,580)    (23,196)    (22,454)
       Net changes in prices and costs          132,324      22,945      38,950
       Accretion of discount                     17,913      16,307      13,325
                                             ----------- -----------  ----------

      Balance at December 31                 $  296,788  $  179,131   $ 163,075
                                             ----------- -----------  ----------


The prices of crude oil and natural gas have fluctuated over the past several years, which effects the computed cash flows over the period shown. The prices of crude oil and natural gas increased significantly towards the end of 1996 and have decreased significantly since that time. Prices comparable to those used in the standardized measure were $14.95 for crude oil and $1.76 for natural gas at December 31, 1997. Because the price of crude oil and natural gas is likely to remain volatile in the future, price changes can be expected to continue to significantly affect the standardized measure of discounted future net cash flows.

                              HOWELL CORPORATION
          UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL DATA


The following unaudited pro forma condensed consolidated balance sheet as of September 30, 1997 and the unaudited pro forma condensed consolidated statements of earnings for the year ended December 31, 1996 and the nine months ended September 30, 1997 gives effect to the acquisition of oil and gas Properties ( the "Oil and Gas Properties") as if it occurred on September 30, 1997 and January 1, 1996, respectively.

The unaudited pro forma financial data presented are based upon the historical consolidated financial statements of the Company and the historical statements of revenues and direct operating expenses of the Oil and Gas Properties and should be read in conjunction with such financial statements and related notes thereto which are contained in the Company's 1996 Annual Report on Form 10-K, the Company's Quarterly Report on Form 10-Q for the nine months ended September 30, 1997 and this Current Report on Form 8-K, as amended.

The pro forma financial data are based on assumptions and include adjustments as explained in the notes to the unaudited pro forma condensed consolidated financial statements, and the actual recording of the acquisition could differ. The unaudited pro forma financial data are not necessarily indicative of financial results that would have occurred had the acquisition of the Oil and Gas Properties been effective on September 30, 1997 or January 1, 1996 and should not be viewed as indicative of operations of future periods.


                                  HOWELL CORPORATION
              PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET - UNAUDITED

                                                             As of September 30, 1997
                                                 -----------------------------------------------
                                                                                    Pro Forma
                                                      Howell       Adjustments       for the
                                                    Historical   For Acquisition   Acquisition
                                                                  (In thousands)
                   ASSETS

Current assets:
    Cash and cash equivalents ....................   $      52    $               $      52
    Trade accounts receivable, less allowance
       for doubtful accounts of $141 .............       4,018                        4,018
    Other ........................................         604                          604
                                                     ---------    ---------       ---------
      Total current assets .......................       4,674                        4,674
                                                     ---------    ---------       ---------

Property, plant and equipment:
    Oil and gas properties (full cost method)          287,624       74,442 (a)     362,066
    Fee mineral properties .......................      18,184                       18,184
    Unproven .....................................                   41,017 (a)      41,017
    Other ........................................       2,665                        2,665
                                                     ---------    ---------       ---------
                                                       308,473      115,459         423,932
Accumulated depreciation, depletion and
   amortization ..................................    (204,871)                    (204,871)
                                                     ---------    ---------       ---------
                                                       103,602      115,459         219,061
Investment in investees ..........................      18,602                       18,602
Other ............................................       2,335          658 (b)       2,993
                                                     ---------    ---------       ---------
      Total assets ...............................   $ 129,213    $ 116,117       $ 245,330
                                                     =========    =========       =========

LIABILITIES AND SHAREHOLDERS' EQUITY

Current Liabilities:
    Current portion of long term debt ............   $            $  20,000 (b)    $ 20,000
    Accounts payable .............................       2,740                        2,740
    Accrued liabilities ..........................       6,832                        6,832
    Income tax payable ...........................       1,383                        1,383
                                                     ---------    ---------       ---------
      Total current liabilities ..................      10,955       20,000          30,955
                                                     ---------    ---------       ---------

Existing credit facility .........................       3,500       (3,500)(b)
New credit facility ..............................                   99,617 (b)      99,617
Senior Subordinated Notes
Deferred income taxes ............................      21,950                       21,950
Other liabilities ................................         352                          352
Shareholders' Equity .............................      92,456                       92,456
                                                     ---------    ---------       ---------
      Total liabilities and Shareholders' equity     $ 129,213    $ 116,117       $ 245,330
                                                     =========    =========       =========



   See accompanying notes to unaudited pro forma condensed consolidated financial statements.

                                      HOWELL CORPORATION
              PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF EARNINGS - UNAUDITED

                                              For the Nine Months Ended September 30, 1997
                                         -------------------------------------------------------

                                                                      Adjustments    Pro Forma
                                            Howell    Acquisition         for         for the
                                         Historical   Historical      Acquisition   Acquisition
                                                (In thousands, except per share amounts)

Revenues:
    Oil and Gas .......................   $ 24,493    $ 40,298 (h)   $              $ 64,791
                                          --------    --------       --------       --------
      Total revenues ..................     24,493      40,298                        64,791
                                          --------    --------       --------       --------

Costs and Expenses:
    Lease operating expenses
       including taxes - Oil & Gas ....     10,585      16,749 (h)     27,334
    Depreciation, depletion, and
       amortization ...................      6,774                      3,459 (i)     10,233
    Selling, general and administrative
       expenses - Oil & Gas ...........      3,656                                     3,656
                                          --------    --------       --------       --------
                                            21,015      16,749          3,459         41,223
                                          --------    --------       --------       --------

Other income (expense):
    Interest expense ..................     (1,064)                    (6,691)(f)     (7,755)
    Interest income ...................         75                                        75
    Net earnings of investees .........        736                                       736
    Other-net .........................        128                                       128
                                          --------    --------       --------       --------
                                              (125)                    (6,691)        (6,816)
                                          --------    --------       --------       --------

Earnings before income taxes ..........      3,353      23,549        (10,150)        16,752
Provision for income taxes ............      1,062       8,478 (e)     (3,654)(g)      5,886
                                          --------    --------       --------       --------
Net earnings from continuing
   operations .........................   $  2,291    $ 15,071       $ (6,496)      $ 10,866
                                          ========    ========       ========       ========

Basic earnings per common share -
   continuing operations ..............   $   0.10                                  $   1.80
                                          ========                                  ========

Weighted average common
    shares outstanding (basic) ........      5,034                                     5,034
                                          ========                                  ========

Diluted earnings per common share -
   continuing operations ..............   $   0.09                                  $   1.49
                                          ========                                  ========

Weighted average common
    shares outstanding (diluted) ......      5,220                                     7,311 (j)
                                          ========                                  ========



    See accompanying notes to unaudited pro forma condensed consolidated financial statements.

                                    HOWELL CORPORATION
            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF EARNINGS - UNAUDITED

                                           For the Fiscal Year Ended December 31, 1996
                                      ------------------------------------------------------
                                                                                        Pro Forma
                                            Howell     Acquisition      Adjustments      for the
                                          Historical    Historical    For Acquisition  Acquisition
                                               (In thousands, except per share amounts)

Revenues:
    Oil and Gas .......................   $  33,868     $ 61,178 (c)   $              $   95,046
    Other (1) .........................     650,648                                      650,648
                                          ---------    ---------       ---------       ---------
      Total revenues ..................     684,516       61,178                         745,694
                                          ---------    ---------       ---------       ---------

Costs and Expenses:
    Lease operating expenses
       including taxes - Oil & Gas ....      13,773       25,754 (c)                      39,527
    Depreciation, depletion, and
       amortization ...................       9,694                        3,823 (d)      13,517
    Selling, general and administrative
       expenses - Oil & Gas ...........       5,313                                        5,313
    Other (1) .........................     641,037                                      641,037
                                          ---------    ---------       ---------       ---------
                                            669,817       25,754           3,823         699,394
                                          ---------    ---------       ---------       ---------

Other income (expense):
    Interest expense ..................      (6,988)                      (9,251)(f)     (16,239)
    Interest income ...................         110                                          110
    Net earnings of investees .........         181                                          181
    Gain on conveyance of assets ......      13,841                                       13,841
    Other-net .........................         (69)                                         (69)
                                          ---------    ---------       ---------       ---------
                                              7,075                       (9,251)         (2,176)
                                          ---------    ---------       ---------       ---------

Earnings before income taxes ..........      21,774       35,424         (13,074)         44,124
Provision for income taxes ............       7,995       12,753 (e)      (4,707)(g)      16,041
                                          ---------    ---------       ---------       ---------
Net earnings from continuing
   operations .........................   $  13,779    $  22,671       $  (8,367)      $  28,083
                                          =========    =========       =========       =========

Basic earnings per common share -
   continuing operations ..............   $    2.30                                    $    5.20
                                          =========                                    =========

Weighted average common
   shares outstanding (basic) .........       4,937                                        4,937
                                          =========                                    =========

Diluted earnings per common share -
   continuing operations ..............   $    1.93                                    $    3.94
                                          =========                                    =========

Weighted average common
    shares outstanding (diluted) ......       7,129                                        7,129
                                          =========                                    =========


   See accompanying notes to unaudited pro forma condensed consolidated financial statements.

(1) On December 1, 1996 Genesis Crude Oil, L.P., a Delaware limited partnership ("Buyer"), Genesis Energy, L.P., a Delaware limited partnership, and Genesis Energy, L.L.C., a Delaware limited liability company, entered into a
      Purchase & Sale and Contribution & Conveyance Agreement ("Agreement") with Howell Corporation and certain of its subsidiaries ("Howell") and Basis Petroleum, Inc.
      Pursuant to the Agreement, Howell agreed to sell and convey certain of its assets to Buyer.  These assets consisted of the crude oil gathering and marketing operations and pipeline operations of Howell.
    On December 31, 1996, the Company sold 100% of the outstanding common stock of Howell Transportation Services, Inc.
      following the transfer of all assets and liabilities associated with crude oil gathering to Genesis.
    These revenues, costs and expenses (Operating, depreciation, selling, general and administrative expenses of the assets sold)
      represent the financial activity associated with the Company's assets prior to the aforementioned transactions.

    NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

     (a) To record the purchase price of the acquisition of the Oil and Gas Properties. The allocation of the pro forma purchase price under the purchase method of accounting is presented below:

 Purchase Price .....................................   $ 115,449
 Estimated purchase price adjustments, including
     distributions of cash flows from the Acquisition
     from the effective date, December 1, 1997 to
     the closing date, December 17, 1997 ............        (500)
 Legal and other acquisition costs ..................         510
                                                        ---------
         Total Purchase Price .......................   $ 115,459
                                                        =========

Purchase Allocation:
Proved oil and gas properties .......................   $  74,442
Unproved oil and gas properties .....................      41,017
                                                        ---------
                                                        $ 115,459
                                                        =========

     The purchase price was allocated to proved and unproved properties based upon engineering estimates of remaining proved, probable, and possible reserves considering the appropriate risk.

     (b) To record the borrowings under the new credit facility to finance the acquisition of the Oil and Gas Properties and repay indebtedness under the existing credit facility, including capitalized loan fees of $658,000. Please refer to the Company's Form 8-K filed December 18, 1998.

     (c ) To reflect the historical consolidated operations of the properties acquired in the Acquisition for the fiscal year ended December 31, 1996. See "Statements of Revenues and Direct Operating Expenses" included elsewhere in this Form 8-K/A.

     (d) To adjust depreciation, depletion and amortization to give effect to the acquisition of the Oil and Gas Properties under the full cost method of accounting. The pro forma adjustment assumes a depreciation, depletion and amortization rate per BOE of $2.77 for the year ended December 31, 1996 based upon depletable costs of $174.7 million and proved reserves of 63.0 MMBOE at January 1, 1996.

     (e) To adjust federal and state income taxes for the acquisition of the Oil and Gas Properties at an effective rate of 36%.

     (f) To record interest expense attributable to the increase in long-term debt to finance the acquisition of the Oil and Gas Properties. Interest expense is based upon the weighted average interest rate incurred by the Company under its revolving credit facilities, including amortization of bank fees, assuming the entire cost of the acquisition was funded with bank borrowings at January 1, 1996. The interest rates and amortized fees were 7.60% and $427,000 for the year ended December 31, 1996 and 7.57% and $99,000 for the nine months ended September 30, 1997, respectively.

     (g) To reflect the decrease in income taxes resulting from additional interest and depreciation incurred as a result of the acquisition of the Oil and Gas Properties.

     (h) To reflect the historical consolidated operations of the properties acquired in the Acquisition for the nine months ended September 30, 1997. See "Statements of Revenues and Direct Operating Expenses" included elsewhere in this Form 8-K/A.

     (i) To adjust depreciation, depletion and amortization to give effect to the acquisition of the Oil and Gas Properties under the full cost method of accounting. The pro forma adjustment assumes a depreciation, depletion and amortization rate per BOE of $2.86 for the nine months ended September 30, 1997 based upon depletable costs of $169.7 million and proved reserves of 59.2 MMBOE at January 1, 1997.

     (j) Pro Forma weighted average common shares outstanding (diluted) increased by 2,091 shares over the historical amount due to inclusion of the convertible preferred stock under the "if converted method". The convertible preferred stock was excluded from the historical shares as it would have created an antidilutive effect on earnings per share.

                                 EXHIBIT INDEX

Exhibit
Number                            Description

   23 Consent of Independent Accountants concerning incorporation by reference in Howell's Registration Statement on Form S-8